Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT AND CENTURY TOKYO LEASING

ENTER INTO STRATEGIC RELATIONSHIP

Companies to Establish Joint Ventures Designed to

Capitalize on Growing Global Aerospace Leasing Market

NEW YORK and TOKYO – October 10, 2014 - CIT Group Inc.  (NYSE: CIT) cit.com, a leading provider of commercial lending and leasing services, today announced that it has agreed to form TC-CIT Aviation Ireland and TC-CIT Aviation U.S. (together TC-CIT Aviation), joint ventures between CIT Aerospace, a global leader in aircraft finance, and Century Tokyo Leasing Corporation (“CTL”), a comprehensive financial services company in Japan with a global presence.

"These joint ventures will provide CIT Aerospace additional opportunities to offer key airline customers financing solutions to support their businesses,” said Jeff Knittel, President of CIT Transportation & International Finance. “TC-CIT Aviation offers us the opportunity to utilize our expertise in commercial aircraft leasing while partnering with CTL, which has a proven track record of success throughout Asia.”

Shunichi Asada, President and CEO of CTL, said, “We are extremely pleased to enter into this relationship with CIT Aerospace, a leader in the commercial aircraft leasing market. These joint ventures will provide us a solid platform for future growth as we look to further expand our aircraft leasing business.”

Under the terms of the agreements, TC-CIT Aviation will acquire commercial aircraft that will be leased to airlines around the globe. Initially, CIT Aerospace expects to sell 14 commercial aircraft to TC-CIT Aviation in transactions with an aggregate value of approximately $0.5 billion and will be responsible for arranging future aircraft acquisitions, negotiating leases, servicing the aircraft and administering the entities. CIT will also make and maintain a minority equity investment in TC-CIT Aviation. CTL will make and maintain a majority equity interest in the joint venture and will be a lender to the newly-established companies. TC-CIT Aviation will be co-managed by CIT Aerospace and CTL. John Morabito, Head of Financial Institutions of CIT Aerospace, and Mahoko Hara, Executive Officer and General Manager, Financing Strategy and Solutions, from CTL will be key representatives from each institution managing the activity of the joint venture.

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About CTL

CTL is one of the largest leasing companies in Japan. CTL offers an extensive range of products that include leasing and installment sale of information and communications equipment, automobile and car rental services, and highly specialized financings in the field of real estate, shipping, aircraft, healthcare and environmental energy. CTL also has an extensive overseas network operating in over 10 countries worldwide. www.ctl.co.jp

About CIT Aerospace

CIT Aerospace provides customized leasing and secured financing to operators of commercial and business aircraft. Its financing services include operating leases, single investor leases, leveraged financing, sale and leaseback arrangements, as well as loans secured by equipment. cit.com/aerospace

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with approximately $35 billion in financing and leasing assets. It provides financing, leasing and advisory services to its clients and their customers across more than

30 industries. CIT maintains leadership positions in middle market lending, factoring, retail and equipment finance, as well as aerospace, equipment and rail leasing. CIT’s U.S. bank subsidiary CIT Bank (Member FDIC), BankOnCIT.com, offers a variety of savings options designed to help customers achieve their financial goals. cit.com

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CIT MEDIA RELATIONS:

C. Curtis Ritter

Senior Vice President of Corporate Communications

(973) 740-5390

Curt.Ritter@cit.com

Matt Klein

Vice President, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740 -5058

Barbara.Callahan@cit.com